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                                                                     EXHIBIT 5.1


25th September 2001


The Directors
SmartForce Public Limited Company
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

Dear Sirs,

This letter is written in connection with the registration (the "Registration") of 100,000 American Depositary Shares representing 100,000 Ordinary Shares (the "Ordinary Shares") of SmartForce Public Limited Company (the "Company") that are to be issued by the Company pursuant to a Share Purchase Agreement dated as of April 2, 2001 by and among the Company, IC Global Corporation, IC Global Acquisition Corporation, Michael LeBlanc and Jody Glidden (the "Share Purchase Agreement"). We have acted as Irish solicitors to the Company in relation to the Share Purchase Agreement.

We have not made any specific enquiry, inspection of documentation or independent verification for the purposes of this opinion. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from the rendering of the opinion set forth below.

The expression "our knowledge" or "to our knowledge" or any similar expression shall mean or be deemed to mean only the existing actual knowledge of the solicitor in Binchys who has advised the Company personally in relation to the Share Purchase Agreement without special enquiry or due diligence search and on the basis that any documentation or information at any time obtained or received by such solicitor in the course of providing such advice is true, accurate, up to date and not misleading or deficient in any way and without implying whether providing such advice would be such as to give rise to any or sufficient knowledge or awareness by such solicitor of any issues, facts or circumstances relevant hereto or opined upon herein and without independent verification of such documentation or information.

Binchys are solicitors permitted to practice in the Republic of Ireland. We do not purport to be experts on any laws other than the laws of the Republic of Ireland and we have made no

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investigation of and express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the Republic of Ireland.

We have assumed that all matters contemplated by the Share Purchase Agreement and all other documentation referred to therein have or will be fully and effectively performed and completed.

For the purposes of this opinion we have examined the following documents:

1. A copy of the Articles of Association of the Company adopted on March 31,1995 as amended by Special Resolutions passed on July 6, 1995, April 28, 1998, January 26, 2000 and July 10, 2001 (the "Articles");

2. The Form S-3 Registration Statement (the "Registration Statement") in respect of the Registration proposed to be filed on or about 25 September, 2001 with the U.S. Securities and Exchange Commission; and

3. The Share Register of the Company, its minute books and the records of the Company as maintained at the Companies Registration Office in Dublin.

The opinions and statement hereinafter expressed are subject to the following additional qualifications and exceptions:

a. We express no opinion and make no statement as to the effect of applicable bankruptcy, insolvency, examinership, reorganisation, arrangement, moratorium or other similar laws of any jurisdiction affecting the rights of creditors and secured parties generally;

b. We express no opinion and make no statement as to the effect or availability of rules of law of any jurisdiction governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

c. We express no opinion and make no statement as to the effect of any requirements of or compliance with federal, state or other securities laws or any laws other than laws of the Republic of Ireland;

d. We express no opinion and make no statement as to the enforceability of any of the provisions of the Share Purchase Agreement;

e. We express no opinion and make no statement as to compliance with, or the effect of, any Irish or EU antitrust, patent, copyright, trademark or other intellectual property laws, rules, regulations or common law;

f. We express no opinion and make no statement as to the effect of any statute, rule, regulation or other law enacted, or any court or regulatory decision rendered, after the date of this opinion, or the conduct of the parties or any other person following the date hereof, and we assume no obligation to advise you or any other person of any change, whether factual or legal, or whether or not material, that may arise or be brought to our attention after the date hereof;

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g.   We express no opinion and make no statement with respect to any Irish statute, any published order, rule or regulation of any governmental agency of Ireland, and any requirement for any consent, approval, authorisation or order of any Irish governmental agency, in each case relating to or arising by reason of the acquisition by any person of more than 25% of the voting rights attached to the ordinary shares in the capital of the Company;

h. The opinions expressed and statements made herein are subject to the effect of statutes, principles of law and equity and court decisions providing (i) that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing, and (ii) that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to be unconscionable or contrary to public policy; and

i. This opinion is subject to the effect of statutes and principles of law and equity providing that provisions of an agreement expressly or by implication waiving broadly or vaguely stated rights, unknown future rights or rights or defenses to obligations granted by law are unenforceable when such waivers are against public policy or prohibited by law.

You should be advised that our opinion is based upon current Irish statutes, rules, regulations, cases and official interpretative opinions, and that it covers certain items that are not directly or definitively addressed by such authorities.

With your permission and without verification by us, we have assumed the following for the purpose of rendering the opinions set forth herein:

A. That all signatures on the documents and instruments we have received for review are genuine, all natural persons who are signatories have the legal capacity to execute and deliver the said documents, all documents and instruments submitted to us as originals are authentic and complete, all documents and instruments submitted as copies conform to the originals and are complete and accurate, none of the aforesaid documents and instruments has been subsequently modified or terminated and none of the rights or obligations under the said documents has been waived or released.

B. That the Share Purchase Agreement has been or will be duly authorised, executed and delivered by each party thereto, that it is or will when executed be the legal, valid and binding obligation of each of the parties thereto, enforceable as to each such party in accordance with its terms, and that the signatories to the Share Purchase Agreement have been or will be duly authorised.

C. That there are no agreements or understandings between or among any of the parties to the Share Purchase Agreement or third parties which would expand, modify, interpret or otherwise affect the terms of the Share Purchase Agreement or the respective rights or obligations of the parties thereunder and that the Share Purchase Agreement correctly and completely sets forth the intent of all parties thereto.

D. That the representations and warranties made by the parties to the Share Purchase Agreement are true and correct.

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Based upon and subject to the foregoing, we are of the opinion that:

(i) under the Articles the authorized share capital of the Company is, and will, upon completion of the Registration, be EUR13,200,000 divided into 120,000,000 ordinary shares, par value EUR0.11 per share; and

(ii) the adoption of the Articles and the creation of the Ordinary Shares have been carried out in accordance with Irish law, so that, when issued as contemplated under the Share Purchase Agreement, the Ordinary Shares represented by the American Depositary Shares to be registered pursuant to the Registration shall have been legally and validly issued and shall be fully paid and no further contributions in respect thereof shall be required to be made to the Company by the holders of such Ordinary Shares by reason of their being such holders.

This opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose, or quoted or referred to in any public document or filed with any government agency or other person without our prior written consent. We hereby give such consent in relation to the filing of this letter as an exhibit to the Registration Statement and to the references made to our firm in the Registration Statement and incorporated by reference into any Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to Rule 462 of the Securities Act of 1933, as amended, under the heading "Legal Matters."

Yours faithfully,




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BINCHYS